EXHIBIT 24(b)
               Consents of Independent Public Accountants


(logo of KPMG Peat Marwick LLP)

CONSENT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
Progress Financial Corporation:

We consent to the use of our report dated January 22, 1993 except for matters referred to below, which are as of February 16, 1993, on the consolidated financial statements of Progress Financial Corporation, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report contains an explanatory paragraph that states that i) at December 31, 1992, Progress Federal Savings Bank (the Bank), the principal wholly-owned subsidiary of the Company, failed to meet the minimum capital thresholds under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") to be considered "adequately capitalized" and is categorized as "significantly undercapitalized," ii) the Bank filed a capital plan for attaining the required levels of regulatory capital and that plan has been accepted by the OTIS, but that on February 16, 1993 the Bank submitted an amendment to its plan and the Bank had not received notification as to acceptance or rejection of its amended capital plan, iii) because the Bank does not meet the minimum capital thresholds to be considered "adequately capitalized" it is subject to certain operating restrictions such as growth limitations, prohibition on dividend payments, increased supervisory monitoring by its primary regulator, limitations on executive compensation, and restriction on deposit interest rates, iv) failure to increase its capital ratios in accordance with its capital plan or further declines in its capital ratios exposes the Bank to additional restrictions and regulatory actions, including regulatory take-over, v) there is substantial doubt about the Company's ability to continue as a going concern, and vi) the ability of the Company to continue as a going concern is dependent upon many factors including regulatory action and the ability of management to achieve its plan.

(signature of KPMG Peat Marwick)

Philadelphia, Pennsylvania
March 28, 1995




                   CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this registration statement on Form S-2 of our report dated January 18, 1995, on our audits of the consolidated financial statements of Progress Financial Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

(signature of Coopers & Lybrand L.L.P.)

Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 28, 1995